                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 ($'s in 000's)

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
                                                                                YEARS ENDED DECEMBER 31

                                                         2004             2003            2002           2001            2000
                                                      ----------       ----------     -----------     ----------      ----------
FIXED CHARGES:

     Interest charges                                 $   14,764       $   14,091     $    16,354     $   20,738      $   16,521

     Net amortization of debt discount and
          premium and issuance expense                       580              580             580            364             224

     Interest portion of rental charges                      552              559             484            455             472

                                                      ----------       ----------     -----------     ----------      ----------
TOTAL FIXED CHARGES                                   $   15,896       $   15,230     $    17,418     $   21,557      $   17,217
                                                      ==========       ==========     ===========     ==========      ==========

EARNINGS:

     Pre-tax earnings                                 $  133,877       $   96,670     $    83,895     $   53,431      $  101,026

     Interest charges                                     14,764           14,091          16,354         20,738          16,521

     Net amortization of debt discount and
          premium and issuance expense                       580              580             580            364             224

     Interest portion of rental charges                      552              559             484            455             472

                                                      ----------       ----------     -----------     ----------      ----------
TOTAL EARNINGS                                        $  149,773       $  111,900     $   101,313     $   74,988      $  118,243
                                                      ==========       ==========     ===========     ==========      ==========

RATIO OF EARNINGS TO FIXED CHARGES                           9.4              7.3             5.8            3.5             6.9
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